Report of Independent Registered Public
Accounting Firm

To the Shareholders and
Board of Trustees of DWS Municipal Income
Trust

In planning and performing our audit of
the financial statements of DWS Municipal
Income Trust
(formerly Scudder Municipal Income Trust) as of and for the year ended November 30, 2006, in accordance with the standards of the
Public Company Accounting Oversight Board
(United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of DWS Municipal
Income Trust's internal control over
financial reporting.  Accordingly, we
express no such
opinion.

The management of DWS Municipal Income
Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company's ability to initiate, authorize, record, process or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of DWS Municipal Income
Trust's internal control over financial
reporting
was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight Board
(United States).
However, we noted no deficiencies in DWS
Municipal Income Trust's internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of November 30, 2006.

This report is intended solely for the
information and use of management and the Board of
Trustees of DWS Municipal Income Trust
and the Securities and Exchange
Commission and is
not intended to be and should not be used by anyone other than these specified parties.



	/s/Ernst & Young LLP

Boston, Massachusetts
January 24, 2007